As filed with the Securities and Exchange Commission on January 10, 2014

Registration No. 333-108065

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EARTHLINK HOLDINGS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	46-4228084 (I.R.S. Employer Identification No.)

1375 Peachtree St., Atlanta, Georgia  30309

(Address of principal executive offices)  (Zip Code)

(404) 815-0770

(Registrant’s telephone number, including area code)

EarthLink Holdings Corp. Equity Plan for Non-Employee Directors

(Full title of the plan)

Bradley A. Ferguson

Executive Vice President and Chief Financial Officer

EarthLink Holdings Corp.

1375 Peachtree St.

Atlanta, Georgia 30309

(404) 815-0770

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

The Commission is requested to mail signed copies of all orders, notices and communications to:

David M. Carter

Troutman Sanders LLP

1001 Haxall Point

Richmond, Virginia 23219

(804) 697-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Explanatory Note

This post-effective amendment (this “Amendment”), relates to the registration statement on Form S-8 File No. 333-108065, of EarthLink, Inc., a Delaware corporation (the “Predecessor”), which was filed with the Securities and Exchange Commission (the “Commission”), became effective on August 18, 2003, and was amended on February 2, 2004. The registration statement registered 600,000 shares of the Predecessor’s common stock, par value $0.01 per share, for issuance to participants under the EarthLink Holdings Corp. Equity Plan for Non-Employee Directors (f/k/a EarthLink, Inc. Equity Plan for Non-Employee Directors) (the “Plan”).

This Amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), to reflect the adoption by the Predecessor of a holding company form of organizational structure (the “Reorganization”). In accordance with Section 251(g) of the Delaware General Corporation Law, the holding company organizational structure was implemented by the merger (the “Merger”) of the Predecessor with and into EarthLink, LLC, (“MergerSub”) a Delaware limited liability company, with MergerSub being the surviving entity (the “Surviving Entity”). In the Merger, which was completed on December 31, 2013, each share of the issued and outstanding common stock of the Predecessor (“Predecessor Stock”) was converted into one share of common stock of EarthLink Holdings Corp., a Delaware corporation (the “Registrant”), having the same rights, powers, preferences, qualifications, limitations and restrictions as the Predecessor Stock. Pursuant to the Merger, the Surviving Entity became a direct, wholly-owned subsidiary of the Registrant and the Registrant became the successor issuer to the Predecessor pursuant to Rule 12g-3 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

In connection with the Reorganization, the Registrant assumed the Plan and all of the outstanding equity awards under the Plan.  Each outstanding equity award assumed by the Registrant under the Plan is issuable upon the same terms and conditions as were in effect immediately prior to the completion of the Reorganization, except that all such equity awards now entitle the holder thereof to acquire the equity interests of the Registrant.

In accordance with Rule 414 under the Securities Act, the Registrant, as the successor registrant to the Predecessor, hereby expressly adopts this registration statement as its own for all purposes of the Exchange Act.

Part I — Information Required in the Section 10(a) Prospectus

Item 1.                                                         Plan Information.

Not applicable.

Item 2.                                                         Registrant Information and Employee Plan Annual Information.

Upon written or oral request, the Registrant, will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this registration statement.  The Registrant also will provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b) under the Securities Act.  Requests for the above mentioned information should be directed to:  EarthLink Holdings Corp., 1375 Peachtree Street, Atlanta, Georgia 30309, Attention:  Secretary, telephone number (404) 815-0770.

Part II — Information Required in the Registration Statement

Item 3.                                                         Incorporation of Documents by Reference.

The following documents filed by the Registrant (or by the Predecessor prior to the Merger) with the Securities and Exchange Commission (the “SEC”) are hereby incorporated by reference into this registration statement as of their respective dates of filing:

(a)                                 The Predecessor’s Annual Report on Form 10-K for the year ended December 31, 2012, as filed on February 20, 2013 (including the portions of our Proxy Statement on Schedule 14A, filed with the Commission on March 11, 2013, for our 2013 annual meeting of stockholders incorporated by reference therein), as amended by our Current Report on Form 8-K filed on August 16, 2013;

(b)                                 The Predecessor’s Quarterly Reports on Form 10-Q for the quarterly periods ended on March 31, 2013, June 30, 2013, and September 30, 2013, as filed on May 7, 2013 (as amended by our Current Report on Form 8-K filed on August 16, 2013), August 5, 2013, and November 6, 2013, respectively;

(c)                                  The Predecessor’s Current Reports on Form 8-K filed on December 23, 2013 (as amended on December 30, 2013), November 5, 2013, October 30, 2013, October 25, 2013, August 16, 2013, July 17, 2013, July 10, 2013, May 29. 2013, May 14, 2013, May 2, 2013, April 25, 2013, March 4, 2013, February 22, 2013, and February 19, 2013;

(d)                                 The Registrant’s Current Report on Form 8-K filed on January 2, 2014;

(e)                                  The description of the Registrant’s common stock, par value $0.01, contained in the Registration Statement on Form 8-A (Registration No. 001-15605) filed under the Exchange Act on January 7, 2000.

All documents filed subsequent to the date of this registration statement by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of common stock offered hereby have been sold or which deregisters any shares of such common stock then remaining unsold, shall also be deemed to be incorporated by reference in this registration statement and to be a part hereof from their respective dates of filing.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.  Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.                                                         Description of Securities.

Not applicable.

Item 5.                                                         Interests of Named Experts and Counsel.

Not applicable.

Item 6.                                                         Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law (the “DGCL”), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation’s request, in such capacities with another enterprise, against expenses (including attorneys’ fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in any action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

The Amended and Restated Certificate of Incorporation of the Registrant, as amended, (the “Charter”) contains provisions that provide that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except for (a) any breach of the director’s duty of loyalty to the Registrant or its stockholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (c) liability under Section 174 of the DGCL; or (d) any transaction from which the director derived an improper personal benefit. The Charter contains provisions that further provide for the indemnification of directors and officers to the fullest extent applicable law permits. Under the Amended and Restated Bylaws of the Registrant, the Registrant is required to advance expenses an officer or director incurs in defending any such action if the director or officer undertakes to repay such amount if it is determined that the director or officer is not entitled to indemnification.

The Registrant has in effect directors’ and officers’ liability insurance that may cover liabilities under the Securities Act.

Item 7.                                                         Exemption from Registration Claimed.

Not applicable.

Item 8.                                                         Exhibits.

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation of EarthLink Holdings Corp. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 2, 2014)

3.2	Amended and Restated Bylaws of EarthLink Holdings Corp. (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on January 2, 2014)

5.1	Opinion of Troutman Sanders LLP (filed herewith)

10.1

EarthLink Holdings Corp. Equity Plan for Non-Employee Directors, as amended (incorporated herein by reference to Exhibit 4.4 to EarthLink, Inc.’s Post Effective Amendment to Registration Statement on Form S-8 dated February 2, 2004—File No. 333-108065)

23.1	Consent of Independent Registered Public Accounting Firm (filed herewith)

23.2	Consent of Troutman Sanders LLP (included in opinion filed as Exhibit 5.1)

24.1	Power of Attorney (filed herewith)

Item 9.                                                         Undertakings.

(a)                                 The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of any offering.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on January 10, 2014.

EarthLink Holdings Corp.

By:	/s/ Bradley A. Ferguson
Name:	Bradley A. Ferguson
Title:	Executive Vice President, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities indicated on January 10, 2014.

Signature	Title

*	President, Chief Executive Officer and Chairman of the Board
Rolla P. Huff	(Principal Executive Officer)

/s/ Bradley A. Ferguson	Executive Vice President and Chief Financial Officer
Bradley A. Ferguson	(Principal Financial and Accounting Officer)

*	Director
Marce Fuller

*	Director
Susan D. Bowick

*	Director
David A. Koretz

	*	Director
Kathy S. Lane

	*	Director
Garry K. McGuire

	*	Director
R. Gerard Salemme

	*	Director
Julie A. Shimer Ph.D

	*	Director
M. Wayne Wisehart

*By:	/s/ Bradley A. Ferguson
Bradley A. Ferguson
Attorney-in-fact

Exhibit Index

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation of EarthLink Holdings Corp. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 2, 2014)

3.2	Amended and Restated Bylaws of EarthLink Holdings Corp. (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on January 2, 2014)

5.1	Opinion of Troutman Sanders LLP (filed herewith)

10.1

EarthLink Holdings Corp. Equity Plan for Non-Employee Directors, as amended (incorporated herein by reference to Exhibit 4.4 to EarthLink, Inc.’s Post Effective Amendment to Registration Statement on Form S-8 dated February 2, 2004—File No. 333-108065)

23.1	Consent of Independent Registered Public Accounting Firm (filed herewith)

23.2	Consent of Troutman Sanders LLP (included in opinion filed as Exhibit 5.1)

24.1	Power of Attorney (filed herewith)